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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference into the Registration Statements on Forms S-8 and S-3 of our report dated November 19, 1999 (except for Note 4, as to which the date is January 13, 2000) with respect to the consolidated financial statements of Xceed, Inc. and Subsidiaries included in the Annual Report on Form 10-KA for the year ended August 31, 1999.

                                             /s/ Holtz Rubenstein & Co., LLP
                                             -------------------------------
                                                 Holtz Rubenstein & Co., LLP

Melville, New York
April 8, 2000